Exhibit 10.64

ORBSAT CORP

RESTRICTED STOCK AGREEMENT

(Non-Assignable)

101,000 Shares of Restricted Stock of

Orbsat Corp

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) certifies that on December 16, 2021 (the “Award Date”), Charles M. Fernandez (“Holder”) was awarded a restricted stock award of 101,000 shares of fully paid and non-assessable shares (the “Restricted Shares”) of the common stock (par value $0.0001 per share) of Orbsat Corp (the “Corporation”), a Nevada corporation, which Restricted Shares shall vest and be issued pursuant to the vesting schedule set forth in Paragraph 1(b) below (the “Vesting Schedule”). A determination of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) as to any questions which may arise with respect to the interpretation of the provisions of this award shall be final.

TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this Agreement is subject to the following terms and conditions:

1. Award, Issuance and Vesting.

(a) Award. The Restricted Shares shall be issued in accordance with the Vesting Schedule and held by the Corporation’s transfer agent in book-entry form, and the Holder’s name shall be entered as the stockholder of record on the books of the Corporation. The Holder shall have all the rights of a stockholder with respect to such Restricted Shares, including voting and dividend rights, upon the issuance and vesting of such shares. The Holder shall have no rights of a stockholder with respect to any unvested Restricted Shares. The Restricted Shares are awarded pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”). The Holder shall (i) sign and deliver to the Corporation a copy of this Agreement and (ii) deliver to the Corporation stock powers endorsed in blank if requested by the Corporation.

(b) Issuance and Vesting of Restricted Shares. The restrictions and conditions in Paragraphs 1(a) and 7(b) of this Agreement shall lapse upon the earlier of (i) the Vesting Date specified in the Vesting Schedule. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraphs 1(a) and 7(b) shall lapse only with respect to the number of Restricted Shares specified as vested on such date. The Restricted Shares shall vest and be issued as follows:

Vesting Schedule

Number of Restricted Shares Issued	Issuance Date	Vesting Date
101,000	Within 5 business days of the Award Date.	Upon Issuance

2. Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing Restricted Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Restricted Shares, and the Corporation shall not be obligated to deliver any such Restricted Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

1

3. Investment Representations and Related Matters. The Holder hereby represents that the Restricted Shares awarded pursuant to this Agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof. The Holder acknowledges and agrees that any sale or distribution of Restricted Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Restricted Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution. The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing Restricted Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

4. No Right To Continued Engagement. This Agreement does not impose any obligation on the Corporation or any of its subsidiaries or affiliated companies to continue the engagement of Holder. Further, the Corporation may at any time terminate the engagement of Holder, free from any liability or claim under the Plan or this Agreement.

5. Construction. This Agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

6. Dilution. Nothing in this Agreement will restrict or limit in any way the right of the Committee to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

7. Legends and Restrictions.

(a) The Restricted Shares shall bear a notation or legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OR COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(b) Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Holder prior to vesting.

2

8. Tax Withholding. The Holder shall, not later than the date as of which the receipt of this award becomes a taxable event for Federal income tax purposes, pay to the Corporation any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 9 below, the Corporation shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of stock to be issued or released by the transfer agent a number of shares of stock with an aggregate fair market value that would satisfy the minimum withholding amount due.

9. Election Under Section 83(b). The Holder and the Corporation hereby agree that the Holder may, within 30 days following the date of this Agreement, file with the Internal Revenue Service and the Corporation an election under Section 83(b) of the Internal Revenue Code. In the event the Holder makes such an election, he or she agrees to provide a copy of the election to the Corporation. The Holder acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents with regard to such election.

10. Award Subject to Plan; Amendment. By entering into this Agreement, Holder agrees and acknowledges that Holder has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Holder hereunder without the consent of Holder.

11. Notices. Any notice hereunder to the Corporation shall be addressed to it at Orbsat Corp, 18851 N.E. 29th Ave, Suite 700, Aventura FL 33180, Attention: CEO, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

12. Counterparts. This Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

13. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without reference to principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the Corporation caused this Agreement to be executed by a duly authorized officer.

ORBSAT CORP

By:	/s/ David Phipps
Name:	David Phipps
Title:	President
Dated:	12/18/2021

ACCEPTED AND ACKNOWLEDGED:

/s/ Charles M. Fernandez
Charles M. Fernandez

Dated: 12/18/2021

4